Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Maryann Seaman (281) 591-4080

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

FMC Technologies CFO to Address RBC Capital Markets Energy Unconference

HOUSTON, May 31, 2006 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, Senior Vice President and Chief Financial Officer, will participate in a panel discussion at the following event:

Analyst Conference: RBC Capital Markets Energy Unconference – Boston, MA Tuesday, June 6, at 11:20 A.M. Eastern Daylight Time

Presentation: Live audio webcast available at the time of the panel discussion and presentation slides available on the FMC Technologies web site by accessing the following link: www.fmctechnologies.com — investor relations section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production Systems and Energy Processing Systems), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 10,000 people and operates 32 manufacturing facilities in 17 countries.

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